                                                                     EXHIBIT 3.1





                           SECOND AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                          CHEROKEE INTERNATIONAL, LLC,


                     A CALIFORNIA LIMITED LIABILITY COMPANY




                           DATED AS OF APRIL 30, 1999





THE INTERESTS REPRESENTED BY THIS OPERATING AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS THEREFROM. THESE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH INTERESTS UNDER THE SECURITIES ACT AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM) AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I     DEFINITIONS; CONSTRUCTION......................................1
   1.1        Definitions....................................................1
   1.2        Directly or Indirectly.........................................6
   1.3        Captions.......................................................6
   1.4        Interpretation.................................................6
   1.5        References to this Agreement...................................6

ARTICLE II    ORGANIZATION...................................................6
   2.1        General........................................................6
   2.2        Business Purpose...............................................6
   2.3        Name and Address of the Company................................6
   2.4        Term...........................................................6
   2.5        Required Filings...............................................7
   2.6        Registered Agent...............................................7

ARTICLE III   MEMBERS AND MEMBERSHIP INTERESTS...............................7
   3.1        Initial Members; Additional Members............................7
   3.2        Options........................................................7
   3.3        Representations and Warranties.................................8
   3.4        Voting Rights; Approval Required...............................8
   3.5        Meetings of Members............................................9
   3.6        Disposition of Interests......................................10
   3.7        Amendment of Agreement to Reflect New Members.................10
   3.8        Interest in Member............................................11
   3.9        No Resignation or Removal.....................................11
   3.10       No Liability to Third Parties.................................11
   3.11       Rights of Transferees.........................................11
   3.12       Competing Activities..........................................11
   3.13       Transactions with the Company.................................12
   3.14       Members are not Agents........................................12

ARTICLE IV    CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS....................12
   4.1        Capital Contributions.........................................12
   4.2        No Return of Capital Contribution; No Interest................13
   4.3        Capital Accounts..............................................13
   4.4        No Obligation to Restore Deficits.............................14

ARTICLE V     ALLOCATIONS AND DISTRIBUTIONS.................................14
   5.1        Allocation of Net Profits and Net Losses; Capital Accounts....14


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   5.2        Other Allocation Provisions...................................14
   5.3        Allocations for Income Tax Purposes...........................17
   5.4        Distributions.................................................17
   5.5        Form of Distributions.........................................18
   5.6        No Limitations On Distributions...............................18

ARTICLE VI    TRANSFER PROVISION............................................18
   6.2        Right of First Offer..........................................18
   6.3        Tag-Along Rights..............................................20
   6.4        Drag-Along Rights.............................................22
   6.5        Buy-Sell Arrangements.........................................23
   6.6        Purchase Option...............................................24
   6.7        Termination...................................................24
   6.8        Legends on Unit Certificates..................................24

ARTICLE VII   MANAGEMENT AND OPERATION......................................25
   7.1        Management....................................................25
   7.2        Managers; Management Committee................................25
   7.3        Officers......................................................27
   7.4        Acts of Officers as Conclusive Evidence of Authority..........28
   7.5        Payments to Members...........................................28
   7.6        Nature of Relationship........................................28

ARTICLE VIII  CONVERSION TO CORPORATION.....................................29
   8.1        Authority.....................................................29
   8.2        Cooperation by Members........................................29
   8.3        Stockholders Agreement........................................29

ARTICLE IX    TAX MATTERS...................................................29
   9.1        Tax Returns...................................................29
   9.2        Tax Matters Member............................................30
   9.3        Tax Elections.................................................30
   9.4        Withholding...................................................30

ARTICLE X     BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS....................31
   10.1       Maintenance of Books..........................................31
   10.2       Financial Information; Access.................................32
   10.3       Confidentiality...............................................32
   10.4       Publicity.....................................................32

ARTICLE XI    DISSOLUTION AND WINDING UP....................................32
   11.1       Conditions of Dissolution.....................................32
   11.2       Liquidation and Termination...................................33
   11.3       Cancellation of Filings.......................................34
   11.4       No Capital Contribution Upon Dissolution......................34


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ARTICLE XII   EXCULPATION AND INDEMNIFICATION...............................34
   12.1       ..............................................................34

ARTICLE XIII               GENERAL PROVISIONS...............................35
   13.1       Notices.......................................................35
   13.2       Entire Agreement; Waivers and Modifications...................36
   13.3       Binding Effect; No Third-Party Beneficiaries..................36
   13.4       Governing Law.................................................37
   13.5       Further Assurances............................................37
   13.6       Waiver of Certain Rights......................................37
   13.7       Multiple Counterparts; Facsimile Transmission.................37
   13.8       Arbitration...................................................37
   13.9       Attorneys' Fees...............................................38
   13.10      Submission to Jurisdiction....................................38

APPENDIX A.................................................................A-1
APPENDIX B - Management Committee..........................................B-1
APPENDIX C - Officers......................................................C-1




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                           SECOND AMENDED AND RESTATED
                             OPERATING AGREEMENT OF
                           CHEROKEE INTERNATIONAL, LLC
                    (a California Limited Liability Company)

         THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT (this "AGREEMENT") is made and entered into as of April 30, 1999 by and among the parties listed on the signature pages hereof, as Members (as hereinafter defined).

         WHEREAS, on February 21, 1996, Articles of Organization for Cherokee International, LLC (the "COMPANY"), a limited liability company organized under the laws of the State of California, were filed with the California Secretary of State;

         WHEREAS, an Amended and Restated Operating Agreement for the Company was entered into on March 28, 1996, which superseded and replaced an interim operating agreement entered into by the initial members of the Company (as amended, the "EXISTING OPERATING AGREEMENT");

         WHEREAS, pursuant to the Unit Purchase Agreement, dated as of March 31, 1999 (the "PURCHASE AGREEMENT"), Cherokee Investor Partners, LLC (together with their Permitted Transferees (as defined herein) "CHEROKEE INVESTORS"), a Delaware limited liability company, acquired 60% of the aggregate outstanding membership interests in the Company from the other Members (the "EXISTING MEMBERS");

         WHEREAS, the Members desire, on the terms and provisions set forth in this Agreement, to amend and restate the Existing Operating Agreement and to provide for, among other things, the admission of Cherokee Investors as a Member.

         NOW, THEREFORE, in consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

         1.1 DEFINITIONS. When used herein, the following capitalized terms shall have the meanings indicated:

         "ACT" means the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 ET SEQ., as the same may be amended from time to time.


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         "ADJUSTED CAPITAL ACCOUNTS" has the meaning set forth in Section 5.2.2 hereof.

         "AFFILIATE" means as to any Person any other Person who, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or under common Control with that Person (except that the Company shall not be considered an Affiliate of any Member or of any equity holder of any Member).

         "APPRAISED VALUE" means, with respect to the Company and as of any applicable valuation date, the equity valuation (computed on a fully diluted basis) of the Company valued as a going concern and without minority or liquidity discount, as determined by an Independent Financial Expert. The Company shall cooperate with and shall make available to the Independent Financial Expert all information reasonably requested by it to determine Appraised Value, which determination shall be conclusive and binding upon the Company, all other interested parties and the respective Affiliates of the foregoing for all purposes of this Agreement. Notwithstanding the foregoing, the Company and the beneficiary of any payment to be based upon Appraised Value may determine the Appraised Value by mutual agreement.

         "ARTICLES" means the Articles of Organization of the Company originally filed with the California Secretary of State and as amended from time to time.

         "CAPITAL ACCOUNT" means the capital account established and maintained for a Member pursuant to Section 4.3 hereof. The initial Capital Accounts of the Members are as reflected on APPENDIX A attached hereto.

         "CAPITAL CONTRIBUTION" means the cumulative sum of money, if any, and the fair market value (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to) of any other property contributed or deemed contributed by a Member to the capital of the Company as provided herein.

         "CHEROKEE INVESTORS" has the meaning set forth in the recital hereto.

         "CLASS A UNITS" means the Class A voting units of the Company.

         "CLASS B UNITS" means Class B non-voting units of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         "COMPANY" has the meaning set forth in the recitals hereto.

         "COMPANY MINIMUM GAIN" has the meaning set forth in Treas. Reg. ss. 1.704-2(b)(2) and ss. 1.704-2(d) for the phrase "partnership minimum gain."


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         "CONTROL," or "CONTROLS," or "CONTROLLED" (and derivations thereof)
means as to a corporation the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights in the corporation, and as to any other Entity the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the same.

         "DISPOSE" or "DISPOSING" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, gift or other disposition or encumbrance (including, without limitation, by operation of law), or an agreement to do any of the foregoing. The term "DISPOSITION" means to Dispose of or the act of Disposing.

         "DISTRIBUTABLE CASH" means the amount of money on hand of the Company and available for distribution to the Members, taking into account all accrued debts, liabilities, and obligations of the Company and any amounts necessary or advisable to reserve, designate, or set aside for actual or anticipated costs, payments, liabilities, obligations, and claims with respect to the Company's business, all as determined by the Management Committee.

         "ENTITY" means any association, corporation, estate, limited liability company, limited partnership, partnership, venture, or other entity.

         "EXISTING MEMBER" has the meaning set forth in the recitals hereto.

         "EXISTING OPERATING AGREEMENT" has the meaning set forth in the recitals hereto.

         "INDEMNIFIED PERSON" has the meaning set forth in Section 12.2 hereof.

         "INDEPENDENT FINANCIAL EXPERT" means PricewaterhouseCoopers, LLP or, if such firm no longer performs valuation services, any other reputable national investment bank, accounting firm, or appraiser selected by a Supermajority Vote of the Management Committee that (i) is experienced in making determinations such as the Appraised Value, (ii) does not (and whose directors, officers, employees, Affiliates and shareholders do not) have a material direct or indirect financial interest in any of the Members or members of the Management Committee or any of their respective Affiliates or partners, and (iii) has not been, and at the time it is called upon to give independent financial advice or determine valuation pursuant to this Agreement, is not (and none of whose directors, officers, employees, Affiliates and shareholders is) a promoter, director, or officer of any of the Members, members of the Management Committee or any of their respective Affiliates or partners, or an equity investor in any Member.

         "MANAGEMENT COMMITTEE" has the meaning set forth in Article VII hereof.

         "MAJORITY IN INTEREST" of the Members means a Member or Members who own, in the aggregate, in excess of fifty percent (50%) of the total outstanding Class A Units.


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         "MEMBER NONRECOURSE DEBT" has the meaning set forth in Treas. Reg. ss.
1.704-2(b)(4) for the phrase "partner nonrecourse debt."

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. ss. 1.704-2(i)(3) with respect to "partner minimum gain."

         "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Treas. Reg. ss. 1.704-2(i)(2) for the phrase "partner nonrecourse deductions."

         "MEMBERS" means the initial Members as provided in Section 3.1 hereof and all other Persons subsequently admitted as additional Members in accordance with the Articles of this Agreement and the Act, but shall not include any Person who has ceased to be a Member pursuant to the terms of this Agreement. References to a "Member" means any of the Members.

         "MEMBERSHIP INTEREST" means a Member's allocable share of the Company's Net Profits and Net Losses, the Member's allocable share of other items of income and deductions and voting and management participation rights as described herein and the Member's rights to receive distributions from the Company, together with all obligations of such Member to comply with the provisions of this Agreement. Membership Interests shall be represented by Units.

         "NET PROFITS" and "NET LOSSES" means the book income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, for any relevant period (excluding special allocations in accordance with Section 5.2 hereof).

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Treas. Reg. ss. 1.704-2(b)(1).

         "NONRECOURSE LIABILITIES" has the meaning set forth in Treas. Reg. ss. 1.704-2(b)(3) and 1.752- 1(a)(2).

         "OPTION" means each of (i) the options granted pursuant to the Employee Option Plan (as defined in Section 3.2.1) and (ii) any other equity incentive plan or option duly adopted or approved by the Management Committee of the Company and approved by the Members that provides for the issuance of options to acquire Membership Interests.

         "PERCENTAGE INTEREST" means the quotient of (i) the number of Units held by a Member DIVIDED BY (ii) the total number of issued and outstanding Units. The Percentage Interest of each Member is set forth opposite such Member's name on APPENDIX A attached hereto, as amended from time to time. At all times, the aggregate Percentage Interests of all of the Members shall be equal to one hundred percent (100%).


                                        4
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         "PERMITTED DISPOSITION" shall mean a Disposition by a Member (i) in the case of a Member that is a natural person, by gift to his or her spouse or to the siblings, lineal descendants, or parents of such Member or his or her spouse or to any trust, partnership, limited liability company or other entity of which such person or persons are the sole beneficiaries, provided, that with respect to all such Dispositions by an Existing Member, voting power of such Units, if any, is retained by one or more of the persons enumerated in this clause (i);
(ii) in the case of any Member that is a trust, to a successor trustee or trustees of any trust established for one or more of the persons specified in clause (i) above; (iii) upon death of a Member who is a natural person to such Member's heirs, executors, administrators, testamentary trustees, legatees or beneficiaries; (iv) upon termination of employment or pursuant to agreements approved by the Management Committee permitting the Company to repurchase Units, to the Company or any designee or assignee thereof selected by the Management Committee; (v) with respect to any Disposition by Cherokee Investors, to any Affiliate of Cherokee Investors approved by a Supermajority Vote of the Management Committee, or to any Person who directly or indirectly owns an interest in Cherokee Investors; or (vi) to secure an obligation of the Company, including but not limited to, a pledge of such Member's Units in favor of one or more lenders providing loans and/or other advances of credit to the Company, and any subsequent Disposition of such Units upon a foreclosure sale or other exercise of rights and remedies by such lender or lenders, or by an agent or representative acting on behalf of such lender or lenders.

         "PERMITTED TRANSFEREE" means the transferee of a Permitted Disposition.

         "PERSON" means any individual or Entity.

         "PURCHASE AGREEMENT" has the meaning set forth in the recitals hereto.

         "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of Company equity securities pursuant to an effective registration statement under the Securities Act wherein the aggregate offering proceeds are not less than fifty million dollars.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

         "SUPERMAJORITY VOTE" means the affirmative vote of at least 70% of the representatives of the Management Committee (rounded up to the nearest whole number).

         "TAX MATTERS MEMBER" has the meaning set forth in Section 9.2 hereof.

         "UNITS" means the Class A Units and the Class B Units, collectively.

         "VOTING PERCENTAGE INTEREST" means the quotient of (i) the number of voting Units held by a Member DIVIDED BY (ii) the total number of issued and outstanding voting Units. At all times, the aggregate Voting Percentage Interests of all of the Members shall be equal to one hundred percent (100%).


                                        5
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         1.2      DIRECTLY OR INDIRECTLY. Any provision of this Agreement which refers to an action which may be taken by any Person, or which a Person is prohibited from taking, shall include any such action taken directly or indirectly by or on behalf of such Person, including by or on behalf of any Affiliate, partner or agent of such Person.

         1.3 CAPTIONS. All captions in this Agreement are inserted for reference only and are not to be considered in the construction or interpretation of any provision hereof.

         1.4 INTERPRETATION. In the event any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

         1.5 REFERENCES TO THIS AGREEMENT. References to numbered or lettered articles, sections, and subsections refer to articles, sections, and subsections, respectively, of this Agreement unless otherwise expressly stated. All references to this Agreement include, whether or not expressly referenced, the Appendices attached hereto.

                                   ARTICLE II
                                  ORGANIZATION

         2.1 GENERAL. The Company was formed as a California Limited Liability Company by the execution and filing of the Articles with the California Secretary of State in accordance with the Act, together with the execution of an interim operating agreement, which was superseded by the Existing Operating Agreement.

         2.2 BUSINESS PURPOSE. The business of the Company is to engage in any lawful business activity in which a California limited liability company may engage, as determined from time to time by the Management Committee, except that the Company shall not engage in the trust company business or in the businesses of banking or insurance.

         2.3 NAME AND ADDRESS OF THE COMPANY. The business of the Company shall be conducted under the name "Cherokee International, LLC," and its principal executive office shall be located at the following address: 2841 Dow Avenue, Tustin, California 92680. The Management Committee shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Management Committee considers appropriate or advisable.

         2.4 TERM. The term of this Agreement shall be coterminous with the period of duration of the Company as provided in the Articles, which is from the date of the filing of the Articles until the Company is dissolved in accordance with Article XI hereof.


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         2.5      REQUIRED FILINGS. The Management Committee shall cause to be executed, filed, recorded and/or published such certificates and documents as may be required by this Agreement or by law in connection with the formation and operation of the Company.

         2.6 REGISTERED AGENT. The Company's initial registered agent shall be as provided in the Articles. The registered agent may be changed from time to time by the Management Committee by causing the filing of the name of the new registered agent in accordance with the Act.

                                   ARTICLE III
                        MEMBERS AND MEMBERSHIP INTERESTS

         3.1 INITIAL MEMBERS; ADDITIONAL MEMBERS. The initial Members of the Company are as set forth on APPENDIX A attached hereto. The Management Committee by Supermajority Vote, may in its sole discretion admit additional Members to the Company and cause the Company to issue Units of any class to any such additional Member or any current Member. The Management Committee by Supermajority Vote may provide for the creation of new classes of Units which may have terms and preferences different from the Units issued on the date of this Agreement, provided that an amendment to this Agreement that sets forth the terms and preferences of such new class of Units is approved as an amendment to this Agreement in accordance with Section 13.2. The Members acknowledge that the admission of such new Members or the issuance of additional Membership Interests to pre-existing Members may dilute the Percentage Interests of the Members and the Percentage Interests represented by Membership Interests that may be acquired upon exercise of rights granted pursuant to an Option.

         3.2      OPTIONS.

                  3.2.1 The Management Committee by Supermajority Vote may in its sole discretion establish an employee membership interest plan (the "Employee Plan") whereby the Company will grant certain employees of the Company specified by class of employee in the Employee Plan the option to purchase after the execution of this Agreement Class B Units on terms and conditions set forth in the Employee Plan as determined in the sole discretion of the Management Committee by Supermajority Vote.

                  3.2.2 The Members hereby consent to, and no separate approval of the Management Committee shall be required in connection with, the future admission of any Person satisfying the terms of each Option as a Member of the Company upon valid exercise of Options granted pursuant to any Employee Plan subject to the other provisions of this Agreement. Each of the Members acknowledges that the Options granted pursuant to any Employee Plan provide each of the Option holders with the right to exercise its Option and upon the exercise thereof to obtain Units of the Company (in the amount provided for in the Option, subject to dilution in the event the Company issues additional Units after the date of issuance of such Options). Upon the exercise of any such Option, the exercising Member's Capital Account shall be credited with the exercise price paid upon the exercise of the Option, and each other Member's Capital Account shall be restated in accordance with Treas. Reg. ss. 1.704-(1)(b)(2)(iv)(f).

         3.3 REPRESENTATIONS AND WARRANTIES. Each Member represents and warrants to the Company and to the other Members that (i) it is acquiring its Membership Interest for investment purposes for its own account and not with a view to or for resale in connection with any distribution of all or any part of the Membership Interests in violation of the Securities Act; (ii) with respect to Members residing or with a legal presence in the United States, it (or each of its equity owners) is either (A) an "accredited investor" as defined in Rule 501(c) promulgated under the Securities Act, and as such has the financial ability to bear the economic risk of its investment in the Company, has adequate means of providing for its current needs and contingencies, and has no need for liquidity with respect to its investment in the Company or (B) an employee of the Company eligible to participate in the Company's Employee Plan and to acquire the Membership Interest pursuant to Rule 701 of the Securities Act;
(iii) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and has obtained, in its judgement, sufficient information regarding the Company's business and prospects to evaluate the merits and risks of its investment; (iv) in making its decision to purchase its Membership Interest, it has been advised by its business, tax, and legal advisers and is not relying on the Company or the other Members with respect to the business, tax or legal considerations involved in its investment; (v) it understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, Membership Interests have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned, or otherwise Disposed of unless it is registered under the Securities Act and qualified under applicable securities laws of such states or an exemption from such registration and qualification is available; (vi) if an Entity (a) it is duly formed, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in each other jurisdiction where the nature of its business requires such qualification, except where the failure to do so would not have a material adverse effect on it or the Company; (b) it has full power and authority to enter into this Agreement and to perform its obligations hereunder and all corporate (if applicable) and other actions necessary for its due authorization, execution, delivery, and performance of this Agreement have been duly taken; (c) the authorization, execution, delivery, and performance of this Agreement by it do not and will not conflict with any other agreement or arrangements to which it is a party or by which it is bound; and (vii) this Agreement constitutes a valid and binding agreement of such Member, enforceable against it in accordance with its terms.

         3.4 VOTING RIGHTS; APPROVAL REQUIRED. The Members shall not be entitled to vote on or consent to any matter affecting the Company except as specifically provided in this Agreement or in the Act. Except as otherwise specifically provided in this Agreement or in the Act, the vote, consent or approval of a Majority in Interest of the Members shall be required as to all matters as to which the vote, consent or approval of the Members is required or permitted under this Agreement or in the Act.

         3.5      MEETINGS OF MEMBERS.

                  3.5.1 No annual or regular meeting of the Members as such shall be required; if convened, however, meetings of the Members may be held at such date, time, and place as the Management Committee or as the Member or Members who properly noticed such meeting, as the case may be, may fix from time to time. At any meeting of the Members, the Chairperson of the Management Committee shall preside at the meeting and shall appoint another Person to act as secretary of the meeting. The secretary of the meeting shall prepare written minutes of the meeting, which shall be maintained in the books and records of the Company.

                  3.5.2 A meeting of the Members may be called at any time by the Management Committee, or by any Member or Members who own a number of Class A Units equal to at least twenty percent (20%) of the total outstanding Class A Units, for the purpose of addressing any matter on which the vote, consent, or approval of the Members is required or permitted under this Agreement.

                  3.5.3 Notice of any meeting of the Members shall be sent or otherwise given by the Management Committee to the Members in accordance with this Agreement not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and the general nature of the business to be transacted. Except as the Members may otherwise agree (or may be deemed to have agreed under Section 3.5.4 hereof), no business other than that described in the notice may be transacted at the meeting.

                  3.5.4 Attendance in person of a Member at a meeting shall constitute a waiver of notice of that meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not duly called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting; failure to expressly object prior to the end of a meeting shall constitute the deemed agreement of the Members attending that the business transacted at the meeting was valid despite the absence of a description of such business in a notice of meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice. The Members may participate in any meeting of the Members by means of conference telephone or similar means as long as all Members participating can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

                  3.5.5 Any action that can be taken at a meeting (whether or not properly noticed) of the Members may be taken without a meeting if a consent in writing setting forth the action so taken is signed and delivered to the Company within sixty (60) days of the record date for that action by Members representing not less than the minimum Percentage Interest necessary under this Agreement to approve the action at a duly noticed and convened meeting. The Management Committee shall notify Members of all actions taken by such consents, and all such consents shall be maintained in the books and records of the Company.

         3.6      DISPOSITION OF INTERESTS.

                  3.6.1 No Member shall, voluntarily or involuntarily, Dispose of all or any part of its Membership Interest in violation of the provisions of this Agreement. Any attempted Disposition of a Membership Interest, or any part thereof, in violation of this Section 3.6.1 or Article VI shall be, and hereby is declared, null and void AB INITIO. The Company or the Member as appropriate, shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law). No Disposition of a Member's Membership Interest, whether consented to or otherwise, shall result in the dissolution of the Company on account of the Disposing Member ceasing to be a Member of the Company.

                  3.6.2 Provided that the requirements of this Agreement are complied with in connection with a proposed Disposition of Units by a Member, and provided that the Disposing Member purports to grant the Person to which the Units are Disposed the right to be admitted as a Member, such Person shall have the right to be so admitted (and each of the other Members hereby consents to such admission) and shall succeed to all rights of its transferor (in the case of any transferor who is an Existing Member or part of Cherokee Investors, the transferee shall be deemed to be part of the Existing Members or Cherokee Investors, as the case may be) hereunder, provided further that, except in the case of a Permitted Disposition described in clause (vi) of the definition thereof, the Management Committee receive a document (i) executed by both the Member effecting such Disposition and the Person to which such Units are being Disposed, (ii) including the notice and payment address and facsimile number of the Person to be admitted to the Company as a Member and the written acceptance by such Person of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the Units being acquired, (iii) setting forth the number and class of Units being Disposed of and the number and class of Units being retained and the Person to which the Units are being Disposed, which together shall equal the total number of Units held by the Member effecting such Disposition prior thereto, (iv) containing a representation and warranty by the Member effecting the Disposition and the Person to which such Units are being Disposed to the effect that such Disposition was made in accordance with all laws and regulations, including the Securities Act and any applicable state securities and blue sky laws, applicable to such Member or such Person, as appropriate, (v) containing representations and warranties by the Person to which such Units are being Disposed that are substantially equivalent to those contained in Section 3.3 hereof, and such other representa tions and warranties as the Management Committee may reasonably determine are necessary or appropriate in connection with such Disposition, and (vi) setting forth the effective date of the Disposition.

         3.7 AMENDMENT OF AGREEMENT TO REFLECT NEW MEMBERS. If a Person is to be admitted to the Company as an additional Member as provided in this Agreement, APPENDIX A attached hereto shall be amended to set forth such Person's name, address, amount in such Person's Capital

Account, the number and class of Units held by such Person and the Percentage Interest held by such Person and each other Member.

         3.8 INTEREST IN MEMBER. Without the prior approval of all of the other Members, no Member shall Dispose of all or any part of its Membership Interest, or cause or permit an interest, direct or indirect, in itself to be Disposed of, in such a manner, in either case, that after the Disposition the Company would be considered to be a publicly traded partnership within the meaning of Section 7704 of the Code.

         3.9 NO RESIGNATION OR REMOVAL. Except as otherwise specifically provided in this Agreement and other than with respect to a Disposition of Units permitted hereby, a Member does not have the right or power to resign or withdraw from the Company as a Member and shall be entitled to do so only with the approval of the Management Committee. A Member also may not be removed or expelled as a Member, except upon the Disposition of the Member's entire Membership Interest in a manner not prohibited by this Agreement.

         3.10 NO LIABILITY TO THIRD PARTIES. Except as expressly set forth in this Agreement or required by the Act, no Member shall have any personal obligation for any liabilities of the Company, whether such liabilities arise in contract, tort or otherwise. No Member nor any of its representatives on the Management Committee shall be liable to the other Members, their respective representatives on the Management Committee or the Company for errors in judgment or for any actions taken in connection with or relating to the Company, including for its own simple, full, partial or concurrent negligence, unless constituting gross negligence, bad faith, fraud, willful misconduct or material breach of the provisions of this Agreement.

         3.11 RIGHTS OF TRANSFEREES. In the event the Company is required to recognize the validity of a Disposition notwithstanding the provisions of this
Article III to the contrary, the transferee of a Membership Interest who has not been admitted as a Member of the Company in accordance with this Article III shall be entitled only to allocations and distributions with respect to such Membership Interest as provided in this Agreement, but shall have no right to any information or accounting of the affairs of the Company, or to inspect the books or records of the Company, and shall not have any rights of a Member under the Act or this Agreement. Notwithstanding anything herein to the contrary, the Permitted Transferee of a Permitted Disposition under clause (vi) of the definition thereof shall be entitled to all the rights of a Member hereunder and under the Act.

         3.12 COMPETING ACTIVITIES. Subject to the terms of any written agreement to the contrary, the Members and their officers, directors, shareholders, partners, members, managers, agents and employees, who are not employees of, or Affiliates of the Company ("Non-employee Members"), and each of their Affiliates, may engage or invest in, independently or with others, any business activity of any type or description, including without limitation, those that might be the same as or similar to the Company's business and that might be in direct or indirect competition with the Company. Neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom. The Non-employee Members shall not be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company. The Non-employee Members shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company. Each Non-employee Member acknowledges that the other Non-employee Members and their officers, directors, shareholders, partners, members, managers, agents and employees and each of their Affiliates own and/or manage other businesses, including businesses that may compete with the Company and for the Non-employee Members' time. Each Member hereby waives any and all rights and claims which they may otherwise have against the Non-employee Members and their officers, directors, shareholders, partners, members, managers, agents and employees, and each of their Affiliates, as a result of any of such activities.

         3.13 TRANSACTIONS WITH THE COMPANY. Subject to any limitations set forth in this Agreement and with the prior approval of the Management Committee by Supermajority Vote, a Member may lend money to and transact other business with the Company. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a Person who is not a Member.

         3.14 MEMBERS ARE NOT AGENTS. Pursuant to Article VII and the Articles, the management of the Company is vested in the Management Committee. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind or execute any instrument on behalf of the Company.

                                   ARTICLE IV
                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         4.1      CAPITAL CONTRIBUTIONS.

                  4.1.1 Concurrently with the execution of this Agreement, (i) each Member's Capital Account shall be in the amount shown opposite such Member's name on APPENDIX A attached hereto, (ii) each Existing Member shall surrender to the Company for cancellation certificates representing the Units of each class held by such Member and (iii) the Company shall issue each Member the number and class of Units set forth opposite such Member's name on APPENDIX A attached hereto. Such issuance by the Company shall be reflected by an appropriate entry on the Company's books and records. The Company shall issue a total of 4,000 Class A Units and 396,000 Class B Units upon the execution of this Agreement. All Capital Contributions by the Members made after the date hereof shall be paid in cash, by certified check or wire transfer of immediately available funds to a bank or custodial account established for the Company by the Management Committee, or, if approved by the Management Committee, in other property with a net fair market value established by the Management Committee, and shall be reflected by an appropriate entry on the Company's books and records and on APPENDIX A attached hereto. Notwithstanding the foregoing, all Capital Contributions made as a result of the exercise of an Option shall be in accordance with the terms of the applicable Employee Plan.

                  4.1.2 No Member shall be required to make any additional Capital Contributions. To the extent approved by the Management Committee by Supermajority Vote, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Management Committee by Supermajority Vote determines that such additional Capital Contributions are necessary or appropriate for the conduct of the Company's business. In that event, the Members shall have the opportunity, but not the obligation, to participate in such additional Capital Contributions on a pro rata basis in accordance with their Percentage Interests. Each Member shall receive a credit to his or her Capital Account in the amount of any additional capital contributed in cash (or the fair market value of any non-cash contribution) which he or she contributes to the Company. Immediately following such Capital Contributions, the Percentage Interests shall be adjusted by the Management Committee through issuances of additional Units (which shall be voting Units unless the Member to receive such Units requests non-voting Units) as may be necessary to reflect the new relative proportions of the Capital Accounts of the Members, taking into consideration any adjustments to the Capital Accounts made in accordance with the provisions of Tres. Reg. ss. 1.704-1(b)(2)(iv)(f). The fair market value of any non-cash contribution shall be determined in good faith by Supermajority Vote of the Management Committee representatives.

         4.2 NO RETURN OF CAPITAL CONTRIBUTION; NO INTEREST. Except as otherwise specifically provided in this Agreement, a Member shall not be entitled to demand or receive the return of all or any portion of the Member's Capital Contribution or to be paid interest in respect of either its Capital Account or Capital Contribution. Under circumstances permitting or requiring a return of a Member's Capital Contribution, the Member shall have no right to receive property other than cash. No Member shall be required to contribute or to lend any money or property to the Company to enable the Company to return any other Member's Capital Contribution.

         4.3 CAPITAL ACCOUNTS. The Company shall establish on its books and maintain for each Member a separate Capital Account. The initial Capital Accounts of the Members as of the date of this Agreement are as set forth on APPENDIX A attached hereto. Each Member's Capital Account (a) shall be increased by (i) the amount of any additional Capital Contributions made by such Member pursuant to Section 4.1.2 hereof and (ii) allocations to that Member of Net Profit or other items of Company book income and gain, including income and gain exempt from tax and income and gain described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g) and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that such Member is deemed to assume under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Net Loss and other items of Company book loss and deduction, including loss and deduction described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) of this sentence. The Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treas. Reg. ss. 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. ss. 1.704-1(b)(2)(iv) and 1.704-1(b)(4). On the transfer of all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee in accordance with the provisions of Treas. Reg. ss. 1.704-1(b)(2)(iv)(1).

         4.4 NO OBLIGATION TO RESTORE DEFICITS. No Member shall have any liability or obligation to the Company, the other Members or any creditor of the Company to restore at any time any deficit balance in such Member's Capital Account.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

         5.1 ALLOCATION OF NET PROFITS AND NET LOSSES; CAPITAL ACCOUNTS. The Members agree to treat the Company as a partnership for Federal, state, and local income tax purposes and shall file all tax returns in a manner consistent with such treatment. Subject to Section 5.2 hereof, the Company's Net Profits and Net Losses with respect to any fiscal year shall be allocated as follows:

                  (a) Net Profits shall be allocated as follows:

                           (i) An amount of Net Profits up to the excess of
(x) all Net Losses previously allocated to the Members pursuant to Section 5.1(b) hereof over (y) all Net Profits previously allocated to the Members pursuant to this Section 5.1(a)(i) shall be allocated to each Member in proportion to its share of such excess of (x) over (y); and

                           (ii) Any remaining Net Profits shall be
allocated to the Members in proportion to their Percentage Interests.

                  (b) Net Losses shall be allocated to the Members in proportion to their Percentage Interests.

         5.2      OTHER ALLOCATION PROVISIONS.

                  5.2.1 If there is a net decrease in Company Minimum Gain for a fiscal year, then there shall be allocated to each Member items of income and gain for that year equal to that Member's share of the net decrease in Company Minimum Gain (within the meaning of Regulation ss. 1.704-2(g)(2)), subject to the exceptions set forth in Regulation ss. 1.704-2(f)(2), (3), and (5); provided, that if the Company has any discretion as to an exception set forth pursuant to Regulation ss. 1.704-2(f)(5), the Tax Matters Member may exercise such discretion on behalf of the Company. In the event that the application of the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the Tax Matters Member may request that the Commissioner of the Internal Revenue Service waive the minimum gain chargeback requirement pursuant to Regulation ss. 1.704-2(f)(4). The foregoing is intended to be a "minimum gain chargeback" provision as described in Regulation ss. 1.704-2(f) and shall be interpreted and applied in all respects in accordance with that regulation.

                  If during a fiscal year there is a net decrease in Member Nonrecourse Debt Minimum Gain, then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined in accordance with Regulation ss. 1.704-2(i)(5)) as of the beginning of the fiscal year shall, subject to exceptions in Regulation ss. 1.704-2(i)(4) (provided, that if a limited liability company has any discretion as to an exception set forth pursuant to Regulation ss. 1.704-2(i)(4), the Tax Matters Member may exercise such discretion on behalf of the Company), be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain. In the event that the application of the Member Nonrecourse Debt Minimum Gain chargeback requirement would cause a distortion in the economic arrangement among the Members, the Tax Matters Member may request that the Commissioner of the Internal Revenue Service waive the minimum gain chargeback requirement pursuant to Regulation ss.ss. 1.704-2(f)(4) and 1.704-2(i)(4). The foregoing is intended to be the "chargeback of partner nonrecourse debt minimum gain" required by Regulation ss. 1.704-2(i)(4) and shall be interpreted and applied in all respects in accordance with that Regulation.

                  5.2.2 If during any fiscal year a Member unexpectedly receives an adjustment, allocation or distribution described in Regulation ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases a deficit balance in the Member's Adjusted Capital Account, there shall be allocated to the Member items of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit. The foregoing is intended to be a "qualified income offset" provision as described in Regulation ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in all respects in accordance with that Regulation. A Member's "Adjusted Capital Account," at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company Minimum Gain (as defined in Regulation ss. 1.704-2(g)(1) and (3)) and (B) the amount of the Member's share of Member Nonrecourse Debt Minimum Gain (as defined in Regulation ss. 1.704-2(i)(5)), and (y) decreased by reasonably expected adjustments, allocations and distributions described in Regulation ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  5.2.3 If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Company income and gain in the amount of such deficit as rapidly as possible, provided that an allocation pursuant to this Section 5.2.3 shall be made if and only to the extent that such Member would have a deficit to its Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this Section 5.2.3 were not in this Agreement.

                  5.2.4 Notwithstanding anything to the contrary in this Article V, Company losses, deductions, or section 705(a)(2)(B) expenditures that are attributable to a particular Member

Nonrecourse Debt shall be allocated to the Member(s) that bears the economic risk of loss for the liability in accordance with Regulation ss. 1.704-2(i).

                  5.2.5 Notwithstanding any provision of Section 5.1 above, no allocation of Net Losses shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account (except pursuant to the last sentence of this Section 5.2.5). Allocations of Net Losses that would be made to a Member but for this Section 5.2.5 shall instead be made to other Members pursuant to Section 5.1 above, as applicable, to the extent not inconsistent with this Section 5.2.5. To the extent allocations of Net Losses cannot be made to any Member because of this Section 5.2.5, such allocations shall be made to the Members in accordance with Section 5.1 above, as applicable.

                  5.2.6 To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Sections 5.2.2 or 5.2.5 above and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 5.1 above, as applicable, subsequent allocations under Section 5.1 above, as applicable, shall be made, to the extent possible and without duplication, in a manner consistent with Sections 5.2.1, 5.2.2, 5.2.3, 5.2.4 and 5.2.5 above which reverse the effect of all such inconsistent allocations under Sections 5.2.2 or 5.2.5 above.

                  5.2.7 Solely for the purpose of adjusting the Capital Accounts of the Members, and not for tax purposes, if any property is distributed in kind to any Members, the difference between its fair market value as determined by the Management Committee in good faith and its book value at the time of distribution shall be treated as gain or loss recognized by the Company and allocated pursuant to the provisions of Section 5.1 above.

                  5.2.8 Except to the extent otherwise required by the Code and Regulations, if a Membership Interest or part thereof is transferred in any fiscal year, the items of income, gain, loss, deduction and credit allocable to such Membership Interest for such fiscal year shall be apportioned between the transferor and the transferee in proportion to the number of days in such fiscal year such Membership Interest is held by each of them, except that, if the transferor and transferee agree between themselves and so notify the Management Committee within thirty (30) days after the transfer, then, at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held such Membership Interest on the date such items were realized or incurred by the Company.

                  5.2.9 Any allocations made pursuant to this Article V shall be made in the following order:

                  (i)   Section 5.2.1;
                  (ii)  Section 5.2.2;
                  (iii) Section 5.2.3;
                  (iv)  Section 5.2.4;

                  (v)   Section 5.2.6; and
                  (vi)  Section 5.1

The provisions of this Section 5.2.9 shall be applied as if all distributions and allocations were made at the end of the fiscal year. If any provision is dependent on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the fiscal year. These allocations shall be made consistently with the requirements of Regulation ss. 1.704-2(j).

         5.3 ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Company for Federal, state and local income tax purposes shall be allocated in the same manner as the corresponding items (including all items entering into the computation of Net Profits and Net Losses) were allocated pursuant to Sections 5.1 and 5.2 above and Article IX hereof; provided, that solely for Federal, local and state income and franchise tax purposes and not for book or Capital Account purposes, income, gain, loss and deduction with respect to property properly carried on the Company's books at a value other than its tax basis shall be allocated in accordance with the requirements of Code Section 704(c) and Regulation ss.1.704-3.

         5.4      DISTRIBUTIONS.

                  5.4.1 Subject to Section 11.2 below, the Company may periodically distribute Distributable Cash to the Members with the amount and timing of such distributions to be determined by the Management Committee. Except as provided in Article XI hereof, all distributions of cash shall be made to the Members in proportion to their respective Percentage Interests.

                  5.4.2 Subject to compliance with the Company's contractual obligations, (i) not later than March 31, May 31, August 31 and December 31 of each of the Company's fiscal years, the Management Committee shall distribute cash to the Members, in proportion to their Percentage Interests, in an amount equal to one fourth of the income tax liability of the Members on the estimated taxable income of the Company for the fiscal year in which such date falls (less cash distributed to the Members (a) pursuant to Section 5.4.1 during such fiscal year and (b) pursuant to clause (ii) below) and (ii) not later than 30 days after a material sale of the Company's assets outside the ordinary course of business, the Management Committee shall distribute cash to the Members, in proportion to their Percentage Interests, in an amount equal to the income tax liability of the Members with respect to income allocated to the Members as a result of such sale. In addition, subject to compliance with the Company's contractual obligations, not later than 90 days following the close of each of the Company's fiscal years, the Management Committee shall distribute cash to the Members, in proportion to their Percentage Interests, in an amount, if any, by which the income tax liability of the Members on the actual taxable income of the Company for such fiscal year exceeds the distributions made to the Members pursuant to the preceding sentence. For purposes hereof, income tax liability of the Members shall be equal to the estimated or actual taxable income (as the case may be) of the Company multiplied by an income tax rate equal to the sum of the highest marginal individual Federal and California income tax rates; provided, however, that the highest marginal individual California income tax rate shall be appropriately reduced to reflect the deductibility of such taxes from Federal taxable income.

         5.5 FORM OF DISTRIBUTIONS. A Member has no right to demand or receive any distribution from the Company in any form other than cash. Likewise, except in connection with the dissolution of the Company and as provided in
Section 11.2.1 hereof, no Member shall be compelled to accept from the Company a distribution of any asset in kind.

         5.6 NO LIMITATIONS ON DISTRIBUTIONS. No distribution provided for herein shall be limited by the Act.

                                   ARTICLE VI
                               TRANSFER PROVISION

         6.1 EXISTING MEMBER LOCK-UP. From the date hereof until the second anniversary of the date of this Agreement (the "LOCK-UP PERIOD"), the Existing Members shall not Dispose of their Units to any person other than (i) the Company or (ii) Cherokee Investors, its assignee(s) or its designee(s). Notwithstanding the foregoing, the Existing Members may Dispose of all or part of their Membership Interests to a Permitted Transferee, provided that the Existing Member and the Permitted Transferee each comply with the requirements of Section 3.6.2. A Permitted Transferee of an Existing Member shall be considered an "Existing Member" following completion of a Permitted Disposition in accordance with the requirements herein, provided that Cherokee Investors shall not be considered an Existing Member by virtue of its acquisition of Units from an Existing Member, and no Existing Member shall acquire the rights reserved for Cherokee Investors hereunder by virtue of its acquisition of Units from Cherokee Investors.

         6.2 RIGHT OF FIRST OFFER. Except for Permitted Dispositions, and subject to Section 6.1 hereof, in the event that, following the Lock-Up Period, any of the Existing Members, proposes to Dispose of all or any portion of the Membership Interests held by such Existing Member either directly or indirectly by Disposing of any Entity which directly or indirectly holds Membership Interests (an offer pursuant to which a Disposition is to take place is hereinafter called the "TRANSACTION OFFER") to any Person, such Existing Member may, subject to the provisions of Section 6.3 hereof, Dispose of such Membership Interests only pursuant to and in accordance with the following provisions of this Section 6.2. No such Disposition may be made unless such Disposition is proposed to be made to a bona fide, third party approved by Cherokee Investors, which approval shall not be unreasonably withheld, for cash, cash equivalents, promissory notes, or to the extent approved by Cherokee Investors, securities traded on a national securities exchange or national automated quotation system, provided that such securities, in the determination of Cherokee Investors, have a liquid trading market sufficient to provide a readily determinable fair market value. Each of the Members and the Company shall reasonably cooperate to structure any exercise of the right of first offer described herein to achieve the most efficient tax and ownership structure that is practicable under the circumstances.

                  6.2.1 TRANSFER NOTICE. Prior to Disposing of all or any portion of its Membership Interests, the Existing Member shall offer to negotiate with Cherokee Investors with respect to the possible Disposition of the Existing Members' Membership Interests by giving written notice
("TRANSFER NOTICE") thereof to Cherokee Investors stating the amount of Membership Interests proposed to be Disposed by the Existing Member (the "OFFERED MEMBERSHIP INTERESTS"), the names and addresses of all potential transferees, if any, and, to the extent known by the Existing Member, a description of the direct and indirect ownership of any potential transferee entities, and the names and addresses of the partners, officers, members and/or shareholders holding more than five percent (5%) of the voting equity interests of any such entities.

                  6.2.2 INTENTION TO EXERCISE RIGHT OF NEGOTIATION. Within twenty (20) days of receipt of any Transfer Notice, Cherokee Investors shall notify the Existing Member in writing if it desires to negotiate with the Existing Member with respect to such possible Disposition of the Offered Membership Interests on the terms set forth in this Section 6.2.

                  6.2.3 GOOD FAITH NEGOTIATIONS. If Cherokee Investors elects, pursuant to Section 6.2.2, to negotiate, for a period of forty-five (45) days after receipt by the Existing Member of notice of such election, the Existing Member shall negotiate in good faith with Cherokee Investors concerning the Disposition of the Offered Membership Interests.

                  6.2.4 BIDS. At any time or from time to time during the period in which Cherokee Investors is negotiating with the Existing Member for the purchase of the Offered Membership Interests pursuant to Section 6.2.3, Cherokee Investors may notify the Existing Member in writing of the total economic consideration for which Cherokee Investors is willing to purchase all of the Offered Membership Interests (each such written offer, a "BID"). The fair market value of any property (other than cash or cash equivalents) constituting all or any portion of any Bid shall be determined in good faith by mutual agreement of Cherokee Investors and the applicable Existing Member; provided, that in the event the parties are unable to reach an agreement, such value shall be determined by an Independent Financial Advisor, which determination shall be conclusive and binding and shall be made within 30 days after the request for such determination.

                  6.2.5 DISPOSITION. If (a) the Existing Member complies with Sections 6.2.1 and 6.2.3 above, and (b) either (i) Cherokee Investors fails to exercise its right of negotiation pursuant to Section 6.2.2, or (ii) the Existing Member shall not have reached an agreement with Cherokee Investors concerning the Disposition of all or some portion of the Offered Membership Interests prior to the expiration of the exclusive negotiation period set forth in Section 6.2.3 above, then the Existing Member shall be deemed to have complied with this Section 6.2 with respect to any Disposition of the Offered Membership Interests described in the Transfer Notice as to which no agreement has been reached (the "Unwanted Membership Interests"). Thereafter, subject to the provisions of Section 6.3 hereof, the Existing Member shall be permitted to Dispose the Unwanted Membership Interests to one or more Persons without any further obligation to negotiate with Cherokee Investors pursuant to this Section
6.2 and without Disposing any of the Unwanted Membership Interests to Cherokee Investors, if the following conditions are met: (1) the Disposition is consummated within ninety (90) days (x) following expiration of such exclusive negotiation period or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law, or (y) if Cherokee Investors fails to exercise its right of negotiation pursuant to Section 6.2.2, following expiration of the 20-day period set forth in Section 6.2.2 above; and
(2) if any Bids were made, the total consideration to be paid in connection with the Disposition is (A) in a form permitted under the first paragraph of this
Section 6.2 and (B) no less than the price per Unit offered in the last Bid that was not revoked during the applicable exclusive negotiation period). Any Membership Interests not so disposed of within such 90-day period or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law, shall remain subject to all of the provisions of this Agreement.

                  6.2.6 CLOSING. The closing of any Disposition of Membership Interests that are being Disposed under this Section 6.2 to Cherokee Investors shall take place at the Company's principal executive offices (or such other place as the Existing Member and Cherokee Investors shall agree) on the tenth
(10th) day following the expiration of the negotiation period set forth in
Section 6.2.3 above (or if such date is a Saturday, Sunday or legal holiday in the state where such offices are located, the first day thereafter that is not a Saturday, Sunday or legal holiday) at 10:00 a.m., local time, or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law. At the closing, the parties shall take all action necessary (including cooperation in obtaining any required governmental approvals) to convey such Membership Interests to be transferred in accordance with this Agreement, free of all liens and encumbrances.

         6.3 TAG-ALONG RIGHTS. Except for Permitted Dispositions, if (i) any Member or group of Members holding at least 51% of the aggregate Percentage Interests (collectively, the "Selling Member") negotiates or receives and elects to accept one or more bona fide offers to purchase or otherwise acquire for value a number of Units held by the Selling Member constituting not less than 51% of the aggregate Percentage Interests (a "PURCHASE OFFER") and (ii) such Selling Member determines not to exercise its rights under Section 6.4 hereof, then such Selling Member shall notify in writing the other Members (the "PARTICIPATING MEMBERS") and the Company of the terms and conditions of such Purchase Offer and the number and class of Units proposed for Disposition pursuant to the Purchase Offer. Such notice shall be delivered by the Selling Member, (i) if the Selling Member does not include Cherokee Investors, promptly following (a) the expiration of the exclusive negotiation period provided in
Section 6.2 above, if applicable, or (b) if Cherokee Investors did not exercise its right of negotiation, the expiration of the 20-day period set forth in
Section 6.2.2 above, if applicable, and (ii) if the Selling Member includes Cherokee Investors, promptly following the date that the Selling Member elects to accept the Purchase Offer (the "TAG-ALONG RIGHTS NOTICE") and must include therewith a copy of drafts of all materials, if any, relating to the Purchase Offer.

                  6.3.1 THE RIGHTS. The Participating Members shall have the right, exercisable upon written notice to the Selling Member within twenty (20) days after the date of receipt of the Tag- Along Rights Notice, to participate in accordance with the terms and conditions set forth below in the Selling Member's Disposition of Units pursuant to the specified terms and conditions of such

Purchase Offer. To the extent any of the Participating Members exercise such right of participation, the number of Units that the Selling Member may sell pursuant to such Purchase Offer shall be correspondingly reduced. Each Participating Member may sell all or any part of that number of Units owned by such Participating Member (the "MAXIMUM NUMBER") that is not in excess of the product obtained by multiplying (i) the number of Units covered by the Purchase Offer that the Selling Member may sell by (ii) such Participating Member's Percentage Interest. If the Selling Member proposed to Dispose of voting Units, the Participating Members must, to the fullest extent possible, first dispose of a proportionate number of voting Units and then they may Dispose of that number of non-voting Units such that the total number of Units Disposed of by any Participating Member does not exceed such Participating Member's Maximum Number; PROVIDED, HOWEVER, that to the extent that any such Disposition of non-voting Units shall cause the total number of voting Units to be Disposed of pursuant to the Purchase Offer to constitute less than 51% of the total issued and outstanding number of voting Units of the Company, the Selling Member shall be entitled to Dispose of an additional number of voting Units on terms and conditions no more favorable to the Selling Member than those set forth in the Purchase Offer to cause the total number of voting Units to be Disposed of pursuant to the Purchase Offer to constitute at least 51% of the total issued and outstanding number of voting Units of the Company.

                  6.3.2 PROCEDURES.

                        (a) Each Participating Member may effect his, her or its participation in the Disposition by delivering to the Selling Member, with a copy to the Company, within the twenty- day period specified under Section 6.3(a) above, for transfer to the maker(s) of the Purchase Offer, one or more Unit certificates or other instruments, properly endorsed for transfer, which shall be accompanied by a written election to participate in the Disposition with respect to the number and class of Units to be included therein (the "ELECTION NUMBER").

                        (b) The Units certificates and other instruments that the Participating Member delivers pursuant to Section 6.3.2.1 above shall be transferred by the Company to the maker(s) of the Purchase Offer in consummation of the Disposition of the Units pursuant to the terms and conditions specified in the Tag-Along Rights Notice to the Participating Member and definitive documentation consistent therewith, and the Company shall promptly thereafter remit to such Participating Member that portion of the Disposition proceeds to which such person is entitled by reason of his participation in such Disposition and any Unit certificates representing any remaining securities not Disposed of in such Disposition; PROVIDED HOWEVER, that if there is any material adverse change in the terms and conditions of the transaction described in the Tag-along Rights Notice (including, without limitation, any decrease in the purchase price) after a Participating Member makes the election set forth above, then such Participating Member has the right to withdraw from participation in such transaction any or all of its Units prior to the closing.

                  6.3.3 FUTURE RIGHTS. The exercise or non-exercise of the rights of the Participating Members to participate in one or more Dispositions of Units made by a Selling Member shall not adversely affect the rights of the Participating Members to participate in subsequent Dispositions by a Selling Member pursuant to this Section 6.3.

         6.4      DRAG-ALONG RIGHTS.

                  6.4.1 If a Selling Member receives and elects to accept a Purchase Offer, such Selling Member may elect to exercise its rights under this
Section 6.4 (the "DRAG ALONG RIGHTS"). The Selling Member shall send a notice to the other Members and the Company no less then 20 days before the consummation of the Disposition contemplated by the Purchase Offer (the "Change of Control Transaction") informing the Members of its determination to exercise its rights hereunder. Subject to the provisions of this Section 6.4, all Members shall cooperate in, and shall take all actions which the Selling Member and the Company deem reasonably necessary or desirable to consummate the Change of Control Transaction, including, without limitation, (x) entering into agreements with third parties on terms substantially identical to or more favorable to the Members than those applicable to the Selling Member (which agreements may, subject to the provisions of this Section 6.4, require a Member to sell all its Units and may require, subject to the provisions of this Section 6.4, representations, indemnities, holdbacks and escrows), and (y) obtaining all governmental consents and approvals reasonably necessary or desirable to consummate such Change of Control Transaction (to the extent such consents and approvals may be obtained without any significant effort or unreimbursed expense by such Members).

                  6.4.2 The obligations of the Members pursuant to this Section
6.4 are subject to the satisfaction of the following conditions, unless such conditions are waived in writing by a particular Member only with respect to such Member:

                        (a) Upon the consummation of the Change of Control Transaction, all of the holders of each class of Units will receive the same form and amount of consideration per Unit, or if any Members are given an option as to the form and amount of consideration to be received, all Members will be given the same option.

                        (b) No Member shall be obligated to pay more than his, her or its pro-rata share of reasonable expenses incurred in connection with a consummated Change of Control Transaction to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Member for his, her or its sole benefit will not be considered costs of the transaction hereunder.

                        (c) Subject to the provisions hereof, the Members must sell that number of Units owned by such Member equal to the product obtained by multiplying (i) the aggregate number of Units subject to the Change of Control Transaction by (ii) such Member's Percentage Interest in connection with a Change of Control Transaction. In order to implement the provisions of this
Section 6.4, each of the Members by executing this Agreement hereby agrees to vote or to execute and deliver written consents in respect of all Units now owned or hereafter registered in its name in connection with the approval of such a Change of Control Transaction (provided that the conditions of Section 6.4 are satisfied). Each of the Members affirms that its agreement to vote for the approval of a Change of Control Transaction is given as a condition of this Agreement and as such is coupled with an interest and is irrevocable. This voting agreement shall remain in full force and effect and be enforceable against any donee, transferee or assignee of the Units that is required to become a party to this Agreement. This voting agreement shall remain in full force and effect throughout the time that Section 6.4 of this Agreement is in effect. It is understood that this voting agreement relates solely to such a Change of Control Transaction and does not constitute the agreement to vote or consent as to any other matters.

                        (d) Indemnities for breaches of representations, warranties, covenants and obligations solely with respect to any Member (and not the Company or its business) shall be several and not joint.

         6.5      BUY-SELL ARRANGEMENTS.

                  6.5.1 The buy-sell provisions of this Section 6.5 may be initiated by either Cherokee Investors or the Existing Members holding a majority of the Units held by all Existing Members at any time after the first anniversary of this Agreement on the terms set forth below.

                  6.5.2 The Member or Members electing to initiate such provisions (for purposes of this Section 6.5 such group shall be referred to collectively as the "INITIATING MEMBER") shall give written notice of such election (the "BUY/SELL NOTICE") to the other Members, which, for purposes of this Section 6.5, shall not include any employee of the Company (other than the Existing Members) that has become a Member through exercise of an Option or otherwise (the "OTHER MEMBERS"), which Buy/Sell Notice shall (i) constitute the irrevocable offer to purchase all of the Other Members' Units at the Purchase Price as determined pursuant to Section 6.5.4 below, if the Other Members so elect as set forth below, and (ii) constitute the irrevocable offer to sell all of the Initiating Member's Units to the Other Members at the Purchase Price, if the Other Members so elect as set forth below.

                  6.5.3 The Other Members shall then have the option, exercisable within thirty (30) days after the date that the Purchase Price is determined in accordance with the procedures set forth below, to give written notice (the "EXERCISE NOTICE") to the Initiating Member as to whether the Other Members elect to (i) purchase all of the Units of the Initiating Member and each of its Affiliates that desire to sell Units or (ii) have the Initiating Member purchase all of the Units of the Other Members and their respective Affiliates, in each case for the Purchase Price. If an Exercise Notice is not duly given by the Other Members prior to the end of the 30 day period referred to above, then as of the end of such 30th day, the Other Members shall be deemed to have duly given an Exercise Notice electing to have the Initiating Member purchase their entire interest and the entire interest of their respective Affiliates. Following the election or deemed election of the Other Members, the purchasing party (the "PURCHASING PARTY") shall deliver the Purchase Price to each of the selling parties (the "SELLING PARTY") in cash at a closing on a date mutually agreed upon by the parties and, in any event, within 60 days of the date that the Exercise Notice is duly given or deemed to have been duly given (or such later date, not to exceed an additional 60 days, as may be necessary to comply with applicable law). The Members agree that, in the discretion of the Purchasing Party, the transactions contemplated by this Section 6.5 may be structured as a redemption of the Selling Party's Membership Interests in the Company or as otherwise reasonably directed by the Purchasing Party, so long as the tax effects to the Selling Party are not materially different from a sale of the Selling Party's Membership Interest by the Selling Party to the Purchasing Party.

                  6.5.4 The price per Unit (the "PURCHASE PRICE") at which the Initiating Member will either (a) purchase all of the Units of the Other Members and each of its Affiliates that desire to sell Units or (b) sell all of its and its Affiliates' Units to the Other Members shall be determined by mutual agreement of the Initiating Member and Other Members holding a majority of the Units held by the Other Members promptly after receipt by the Other Members of the Buy-Sell Notice (and in any event no later than 30 days thereafter) or, if such parties are unable to agree by such time, by the Independent Financial Expert, which determination shall be final and binding on all the Members.

                  6.5.5 For purposes of this Section 6.5, references made to any action by Cherokee Investors, the Existing Members, the Initiating Member, the Other Members, the Selling Party or the Purchasing Party shall mean the action of the holders of a majority of the Units held by such constituency.

         6.6 PURCHASE OPTION. In the event of the death or disability of a Member that is a natural person, the Company shall have the option, in the sole discretion of the Management Committee, to give notice of an election to purchase (the "PURCHASE OPTION"), at any time during the ninety (90) days following the later of the occurrence of the death of such Member or notice of such event being provided to the Management Committee, all of the Membership Interests then owned by such Member, including any legal representative, estate, executor, administrator or trustee of such Member, or any other Person who acquired such Membership Interests during such 90-day period pursuant to a Permitted Disposition (the "REPRESENTATIVE"). The price to exercise the Purchase Option shall be determined as the applicable percentage of the Appraised Value of all of the equity interests in the Company (calculated on a fully diluted basis). The exercise of such Purchase Option shall be by means of a written notice of exercise (the "PURCHASE NOTICE") delivered by the Company to the Representative. Payment for such Membership Interests shall be made in cash on the closing date of the exercise of the Purchase Option, which date shall be no later than thirty (30) days following the Purchase Notice or such longer period as may be reasonably necessary to determine the Appraised Value.

         6.7 TERMINATION. The rights and obligations of the Members under this Article VI shall terminate immediately prior to the effectiveness of a Qualified Public Offering but such termination shall be expressly conditioned on the consummation of the Qualified Public Offering.

         6.8 LEGENDS ON UNIT CERTIFICATES. All Membership Interests in the Company shall be held through Units evidenced by certificates. All Units shall be securities governed by Article 8 of the

Uniform Commercial Code as in effect in the State of California as provided pursuant to Section 8-103 thereof. Each certificate representing Units shall bear legends substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER APPLICABLE STATE
         SECURITIES LAWS IN RELIANCE ON EXEMPTIONS THEREFROM.  THESE
         SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY
         AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM) AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER, ALL AS SET FORTH IN THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                                   ARTICLE VII
                            MANAGEMENT AND OPERATION

         7.1 MANAGEMENT. Except for matters as to which this Agreement specifically reserves to the Members the authority to act, or to grant or withhold their consent or approval of an action, the Management Committee shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Company, to make all decisions regarding the same and to perform any and all other acts or activities customary or incident to the management of the Company's business.

         7.2      MANAGERS; MANAGEMENT COMMITTEE.

                  7.2.1 The Members hereby appoint a Management Committee of the Company whose responsibilities shall consist of the matters specifically described in this Agreement as requiring the consent or approval of the Management Committee. The Management Committee shall at all times consist of eight (8) individuals, and unless otherwise provided herein, all actions to be taken by the Management Committee will require the affirmative vote of a majority of the members of the Management Committee then in office. The initial individuals serving on the Management Committee are set forth in APPENDIX B attached hereto. Any individual on the

Management Committee may resign for any reason. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective. An individual on the Management Committee may be removed only by the Members that appointed such individual. If a vacancy should occur in a representative position (through death, removal, resignation or otherwise), then such vacancy shall be filled by the Members that appointed the position vacated. The Management Committee shall determine in its sole discretion the amount of compensation, if any, to be received by any Management Committee representative who is unaffiliated with and otherwise has no financial interest in any Member. All other Management Committee representatives shall not be compensated by the Company for their services on the Management Committee.

                  7.2.2 At every meeting of the Management Committee, the presence of a majority of the Management Committee shall constitute a quorum for the transaction of business at the meeting, and the affirmative vote of a majority of the representatives then in office shall be necessary for the adoption of any resolution, the making of any decision, the delegation of any authority or the taking of any action by the Management Committee, provided that the following transactions must be approved by a Supermajority Vote: (a) any transaction between the Company and Cherokee Investors (or its Affiliates); (b) any acquisition of another company or business; and (c) the incurrence of indebtedness in excess of $5.0 million.

                  7.2.3 Immediately following the date hereof, Cherokee Investors and its Permitted Transferees (other than the Existing Members and their Permitted Transferees), collectively, shall have the right to appoint five representatives to the Management Committee; and holders of a majority of the Class A Units held by the Existing Members and their Permitted Transferees (other than Cherokee Investors and its Permitted Transferees) shall have the right to appoint three representatives to the Management Committee.

                  7.2.4 After the initial appointment of the Management Committee, as provided above, Cherokee Investors, on the one hand, and the Existing Members, on the other hand, shall have the right to appoint, by a majority vote of the Class A Units held by them, a number of representatives to the Management Committee which approximates their respective Voting Percentage Interests, rounded to the nearest whole number. Such number shall be recalculated following any Disposition which results in a change in the relative Voting Percentage Interests held by Cherokee Investors, on the one hand, and the Existing Members, on the other hand. Following any recalculation which results in a change in the number of representatives a party may appoint, the party losing representatives shall cause the requisite number of representatives to resign, and the party gaining representatives shall appoint the requisite number of representatives.

                  7.2.5 Meetings of the Management Committee may be held at such place or places and at such times as shall be determined from time to time by resolution of the Management Committee. Notice of regular meetings established by resolution of the Management Committee shall not be required. Special meetings of the Management Committee may be called by any member of the Management Committee on at least ten (10) days prior notice to the other representatives serving on the Management Committee. Such notice need not state the purpose or purposes of, nor the business to be transacted at such meeting. At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by the Chairperson. Attendance in person or by proxy of a Management Committee representative at a meeting shall constitute a waiver of notice of such meeting, except where a representative attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of all meetings of the Management Committee shall be kept and retained in the records of the Company.

                  7.2.6 The Management Committee shall designate a Chairperson. The Chairperson shall preside over all meetings of the Management Committee and shall have such other power, authority and responsibility as the Management Committee may, from time to time, delegate to such Chairperson. The initial Chairperson shall be Mr. Pat Patel. Mr. Patel shall serve as Chairperson for an initial term of two years or until his Percentage Interest (together with the Percentage Interests of the Patel Trusts) falls below 20%, whichever comes sooner.

                  7.2.7 Any consent or approval reserved by this Agreement to the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by at least the same number of Management Committee representatives necessary to approve such action at a meeting of the Management Committee. Such consent shall have the same force and effect as the requisite affirmative vote at a duly convened meeting of the Management Committee, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee. Subject to the requirements of this Agreement for notices of special meetings, Management Committee representatives may participate in and hold a meeting of the Management Committee by means of a conference telephone or similar communications equipment by means of which all representatives participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a representative participates in the meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

         7.3      OFFICERS.

                  7.3.1 TERM OF OFFICE. The Management Committee may appoint officers to serve for any period of time that they deem appropriate. Each officer shall hold office and perform such duties as may be determined from time to time by the Management Committee until he or she shall resign or shall be removed or otherwise be disqualified to serve, or until a successor to such office is appointed upon the expiration of his or her term if a term is specified.

                  7.3.2 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Management Committee, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Management Committee

(subject, in each case, to the rights, if any, of an officer under any contract of employment). Any officer may resign at any time by giving written notice to the Management Committee or to the Chief Executive Officer or the President or Secretary of the Company, without prejudice, however, to the rights, if any, of the Company under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  7.3.3 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in this Agreement for regular appointments to such office.

         7.4 ACTS OF OFFICERS AS CONCLUSIVE EVIDENCE OF AUTHORITY. Any note, mortgage, evidence of indebtedness, contract, agreement, certificate (including, without limitation, the Articles), statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by any Officer, shall not be rendered invalid as to the Company solely by any lack of authority unless the other Person had actual knowledge that the Officer had no authority to execute the same. In this respect, each Officer shall be an "authorized person" within the meaning of the Act.

         7.5 PAYMENTS TO MEMBERS. Except as authorized by the Management Committee, no Member is entitled to remuneration for services rendered to the Company.

         7.6      NATURE OF RELATIONSHIP.

                  7.6.1 The Management Committee and each Officer shall conduct the affairs of the Company in the best interests of the Company and the mutual best interests of the Members, including, without limitation, the safekeeping and use of all Company funds and assets and the use thereof for the benefit of the Company. Each member of the Management Committee and each Officer at all times shall act with integrity and in good faith and utilize all reasonable efforts in all activities relating to the conduct of the business of the Company and in resolving conflicts of interest arising in connection therewith.

                  7.6.2 Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as an agreement by the Company, express or implied, to employ a Member or contract for the services of a Member, to restrict the right of the Company to discharge a Member or cease contracting for the services of a Member or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Company and a Member.

         7.7 CHEROKEE INVESTORS' RIGHT OF INVESTMENT. In the event that the Management Committee determines to raise capital through the issuance of debt or equity of the Company, the Company shall first offer Cherokee Investors the right to make such investment. Cherokee Investors shall make such investment, if at all, at fair market value (as determined by a Supermajority Vote of the Management Committee) and with such other terms as are approved by a Supermajority Vote the Management Committee. If Cherokee Investors elects to make such investment, each Existing Member shall have the right, but not the obligation, to make such investment in proportion to their respective Percentage Interests on the same terms as Cherokee Investors. If Cherokee Investors and the Management Committee are unable to agree as to the terms of any such investment following twenty (20) days of negotiation, the Management Committee shall be free to offer such investment opportunity to bona fide third parties (including any other Members) on terms no less favorable to the Company than the last bid, if any, made by Cherokee Investors.

                                  ARTICLE VIII

                            CONVERSION TO CORPORATION

         8.1 AUTHORITY. The Management Committee may, upon the affirmative vote of a Majority in Interest, either (i) cause the Company to contribute all or substantially all of its assets to a corporation in a transaction qualified under Section 351 of the Code, and thereupon liquidate and dissolve the Company,
(ii) elect to have all Members contribute their Units to a corporation, in a transaction qualifying under Section 351 of the Code, as long as the value of the shares of the corporation received by all Members has a value equal to the value of the Units transferred and all shares received by all Members are of the same class, or (iii) otherwise cause the Company to convert into a corporation, by way of merger, consolidation or otherwise, so long as such conversion does not result in any material liability of any of the Members without their consent and provided that the value of the shares of the corporation received by each Member has a value equal to the value of the Units transferred and all shares received by all Members are of the same class. Subject to the foregoing, the conversion of the Company or its business into a corporation shall be accomplished pursuant to such terms and in such manner as the Management Committee shall deem appropriate.

         8.2 COOPERATION BY MEMBERS. Each Member, as a condition to becoming a Member, hereby agrees to cooperate in whatever way required by the Management Committee to facilitate the conversion of the Company into a corporation as provided in Section 8.1 above.

         8.3 STOCKHOLDERS AGREEMENT. If the Company shall elect to convert into a corporation as provided in Section 8.1 above prior to a Qualified Public Offering (other than in connection with a Qualified Public Offering), the Members shall use all reasonable efforts to negotiate and enter into an agreement containing substantially identical terms and provisions to those set forth herein as such terms and provisions relate to the operation and governance of a closely held non-public corporation.

                                   ARTICLE IX
                                   TAX MATTERS

         9.1 TAX RETURNS. The Company shall prepare or cause to be prepared and filed all necessary Federal, state and local income tax returns for the Company. The Company shall furnish to each Member copies of all returns that are actually filed and shall keep them informed of any and all pending or threatened tax proceedings regarding the Company.

         9.2 TAX MATTERS MEMBER. Cherokee Investors shall be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code (the "TAX MATTERS MEMBER"). Cherokee Investors shall take such commercially reasonable actions as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6231(a)(8) of the Code, shall inform each other Member of all significant matters that may come to its attention in its capacity as the Tax Matters Member, and shall forward to each Member copies of all significant written communications it may receive in such capacity. Cherokee Investors shall not take any action contemplated by sections 6222 through 6231 of the Code without the consent of the other Members.

         9.3 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

                  9.3.1 to adopt the calendar year as the Company's fiscal year;

                  9.3.2 to adopt an appropriate method of accounting and to keep the Company's books and records on that method;

                  9.3.3 if (i) a distribution of Company property as described in Section 734 of the Code occurs or (ii) a transfer of a Membership Interest as described in Section 743 of the Code occurs, an election, in the discretion of the Management Committee, pursuant to Section 754 of the Code, to adjust the basis of the Company properties; and

                  9.3.4 any other election the Management Committee deems appropriate and in the best interests of the Company and the Members. It is the intent of the Members that the Company be treated as a partnership for Federal income tax purposes and, to the extent permitted by applicable law, for state and local franchise and income tax purposes. Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law, and no provision in this Agreement shall be construed to sanction or approve such an election.

         9.4 WITHHOLDING. With respect to any Member, any tax required to be withheld under Section 1446 or other provisions of the Code, or under state law, shall be treated as a distribution of such cash to such Member or, in the discretion of the Management Committee, as a demand loan to such Member for all purposes of this Agreement.

                                    ARTICLE X
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         10.1 MAINTENANCE OF BOOKS. The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of this agreement, except that Capital Accounts shall be maintained in accordance with
Article IV hereof. The calendar year shall be the accounting year of the Company, unless the Management Committee selects a different accounting year.

         10.2     FINANCIAL INFORMATION; ACCESS.

                  10.2.1 The Company shall maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and shall: (a) furnish to the Members within ninety (90) days after the end of each fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with a consolidated statement of income and retained earnings (net loss) of the Company for such year, audited and certified by independent public accountants of recognized national standing selected by the Management Committee, prepared in accordance with generally accepted accounting principles and practices consistently applied; and (b) furnish to the Members within forty-five (45) days after the end of each of the first three quarters of each year commencing with the quarter ending June 30, 1999 a consolidated unaudited balance sheet of the Company as at the end of such quarter and a consolidated unaudited statement of income and retained earnings (net loss) for the Company for such quarter and for the year to date prepared in accordance with generally accepted accounting principles (except for normal year end adjustments) and practices consistently applied. The Company shall also prepare such other reports as the Management Committee may reasonably request.

                  10.2.2 The Company shall permit, upon reasonable request and notice and during normal business hours and without undue disruption to the Company's business, each Member or any employees, agents or representatives thereof, access to such information and records as set forth in and in accordance with Section 17106 of the Act and to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of the Company, and to discuss the affairs, finances and accounts of the Company with any of its Officers, key employees, attorneys and independent accountants; provided, however, each Member, employee, agent or representative thereof, as the case may be, agrees to hold all information so received in accordance with Section 10.3 hereof.

         10.3 CONFIDENTIALITY. Unless the Management Committee agree otherwise, each Member shall hold in strict confidence any Proprietary Information (as hereinafter defined) it receives regarding the Company, or any Proprietary Information regarding the business or affairs of any other Member in respect of the Company, whether such information is received from the Company, another Member or Affiliate or partner of a Member or another Person for the period commencing on the date of this Agreement and ending on the second anniversary of the date such Member shall no longer be a Member of the Company. "PROPRIETARY INFORMATION" means any information that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and includes information of the Company, any Member, and any Person with whom the Company or any Member does business; provided, however, that Proprietary Information shall not include (a) information that is or becomes available to the public generally without breach of this Section 10.3; (b) disclosures required to be made by applicable laws and regulations or stock exchange requirements or requirements of the National Association of Securities Dealers, Inc.; (c) disclosures required to be made pursuant to an order, subpoena or legal process; (d) disclosures to members, partners, officers, fiduciaries, directors or Affiliates of such Member (and the members, partners, officers, fiduciaries or directors of such Affiliates), and to auditors, counsel, and other professional advisors to such Persons or the Company (provided, however, that such Persons have been informed of the confidential nature of the information, and, in any event, the Member disclosing such information shall be liable for any failure by such Persons to abide by the provisions of this Section 10.3), or (e) disclosures in connection with any litigation or dispute among the Members and the Company; and provided further than any disclosure pursuant to clause (b), (c), (d) or (e) of this sentence shall be made only subject to such procedures the Member making such disclosure determines in good faith are reasonable and appropriate in the circumstances, taking into account the need to maintain the confidentiality of such information and the availability, if any, of procedures under laws, regulations, subpoenas, or other legal process. Each Member acknowledges that disclosure of information in violation of the provisions of this Section 10.3 may cause irreparable injury to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member agrees that its obligations under this Section 10.3 may be enforced by specific performance and that breaches or prospective breaches of this Section 10.3 may be enjoined. The provisions of this Section 10.3 shall survive and remain enforceable against each Member for a period of two years following the date such Member ceases to be a Member of the Company, whether through a Disposition of all of such Member's Units or otherwise.

         10.4 PUBLICITY. Any public announcement or disclosure relating to the transactions contemplated by this Agreement, by the Company or subsequent transactions of the Company, will be made by the Officers only with the approval of the Management Committee, except to the extent such disclosure is, in the opinion of counsel to the Company, required by law.

                                   ARTICLE XI
                           DISSOLUTION AND WINDING UP

         11.1 CONDITIONS OF DISSOLUTION. The following and only the following shall cause the Company to be dissolved, liquidated and terminated:

                        (a) the vote, consent or approval of the Member or Members who own at least sixty-six and two-third percent (66.67%) of the outstanding Class A Units to dissolve the Company;

                        (b) the entry of a decree of judicial dissolution under the Act; or

                        (c) the Disposition of all or substantially all of the assets of the Company in one transaction or a series of related transactions;

provided, however, that in no event shall a merger or consolidation of the Company, regardless of whether the Company is the surviving or resulting entity in the merger or consolidation, be deemed to be a dissolution under this Section
11.1 unless otherwise required by law.

         11.2     LIQUIDATION AND TERMINATION.

                  11.2.1 Upon the dissolution of the Company as provided in
Section 11.1 above, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Management Committee shall act as liquidator. The liquidator shall oversee the winding up and liquidation of the Company, take full account of the liabilities of the Company and assets, either cause the Company's assets to be sold as promptly as is consistent with obtaining fair market value therefor or, with a Supermajority Vote, distributed to the Members and, if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in paragraph (c) below. Until final distribution, the liquidator shall manage the Company's business and other property and assets with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                        (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

                        (b) during the period commencing on the first day of dissolution pursuant to Section 11.1 above and ending on the date on which all of the assets of the Company have been distributed to the Members in accordance with this Section 11.2, the Members shall continue to share Net Profits, Net Losses, and other items of Company income, gain, loss or deduction in the manner provided in Article V hereof, provided that no distributions shall be made pursuant to Section 5.4 above;

                        (c) the liquidator shall pay or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such terms as the liquidator may reasonably determine, or the distribution of property to the Members in kind subject to debts, liabilities or other obligations); and

                        (d) all remaining assets of the Company shall be distributed to the Members as follows:

                              (i) the liquidator may sell any or all Company
property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Members in accordance with Section 5.1 above;

                              (ii) with respect to any Company property
that has not been sold, the fair market value of such property shall be determined and the Members' Capital Accounts shall be adjusted to reflect the manner in which the unrealized gain and unrealized income, gain, loss, and deduction inherent in that property (and that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                              (iii)  all liquidation proceeds, as well as any
Company property that is to be distributed to the Members, shall be distributed in accordance with Section 5.4 above; PROVIDED, HOWEVER, that all liquidating distributions shall be made in accordance with the Members positive Capital Account balances within the meaning of Treas. Reg. ss. 1.704-1(b)(2)(ii)(b)(2).

         11.3 CANCELLATION OF FILINGS. Upon completion of the distribution of Company assets as provided herein, the Company is terminated, and the liquidator shall file a certificate of cancellation with the California Secretary of State and take such other actions as may be necessary to terminate the Company.

         11.4 NO CAPITAL CONTRIBUTION UPON DISSOLUTION. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, its Capital Contribution thereto, its Capital Account, its share of Net Profits or Net Losses or other items and shall have no recourse therefor (upon dissolution or otherwise) against any Member. No Member shall be obligated to restore to the Company any negative balance that may exist or continue in such Member's Capital Account.

                                   ARTICLE XII
                         EXCULPATION AND INDEMNIFICATION

         12.1 No Indemnified Person shall be liable, including under any legal or equitable theory of fiduciary duty or other theory of liability, to the Company or to any other Indemnified Person for any losses, claims, damages or liabilities incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company. Whenever in this Agreement an Indemnified Person is permitted or required to make decisions in good faith, the

Indemnified Person shall act under such standard and shall not be subject to any other or different standard (including any legal or equitable standard of fiduciary or other duty) imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

         12.2 The Company shall indemnify and defend each Member, each Management Committee representative, each Officer or other agent of the Company and the Affiliates and partners of each of the foregoing (each, an "INDEMNIFIED PERSON") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "PROCEEDING") by reason of the fact that such Indemnified Person is or was a Member, Management Committee representative, Officer or other agent of the Company or that, being or having been such a Member, Management Committee representative, Officer or other agent, it is or was serving at the request of the Company as director, officer, employee or other agent of another Person, to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that no Indemnified Person shall be entitled to indemnification hereunder for any act or omission constituting gross negligence, willful misconduct or material breach of this Agreement. Furthermore, the Company may, but shall not be obligated to, upon the approval of the Management Committee, indemnify any other Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by reason of the fact that such person is or was an agent to the same extent as is provided for in the preceding sentence with respect to an Indemnified Person. The indemnification provided by, or granted pursuant to, the provisions of this Article XII shall not be deemed exclusive of any other rights to which any Person seeking indemnification may be entitled under any agreement, vote of the Management Committee or the Members, or otherwise, both as to action in such Person's capacity as an agent of the Company and as to action in another capacity while serving as such an agent. All rights to indemnification under this Article XII shall be deemed to be provided by a contract between the Company and each Indemnified Person who serves in such capacity at any time while this Agreement and relevant provisions of the Act and other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any such rights then existing.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

         13.1 NOTICES. All notices and other communications provided for or permitted to be given under this Agreement shall be in writing and shall be given by depositing the notice in the United States mail, addressed to the Person to be notified, postage paid, and registered or certified with return receipt requested, or by such notice being delivered in person or by facsimile communication to such party. Notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to a Member shall be sent to or made at, and all payments hereunder shall be made at, the address given for that member on APPENDIX A attached hereto or such other address as that Member may specify by notice to the Company and the other Members. Any notice to the Company or the Management Committee also shall be given to the Management

Committee representatives. The address of a Management Committee representative shall, unless notice to the contrary is given by the Management Committee representative to the Company and the Members, be the same as the address of the Member that designated such Management Committee representative, except that notices to such Management Committee representative shall specify that they are directed to the attention of such Management Committee representative.

         13.2     ENTIRE AGREEMENT; WAIVERS AND MODIFICATIONS.

                  13.2.1 The Articles and this Agreement constitute the entire agreement of the Members and their respective Affiliates and partners relating to the Company and supersedes any and all prior contracts, understandings, negotiations, and agreements with respect to the Company and the subject matter hereof, whether oral or written.

                  13.2.2 Subject to Section 13.2.3 hereof and except as otherwise provided herein, the Articles and this Agreement may be amended or modified from time to time only by a Supermajority Vote of the Management Committee together with a written instrument executed by Members having at least a Majority in Interest; provided, however, that if any such amendment or modification would have a material adverse impact on the Membership Interest of any Member or any class of Units that is different in character from the impact on any other Member or any class of Units (for the avoidance of doubt, excluding dilution in Membership Interests as a result of admission of new Members, the issuance of new Units with terms that are preferential to the Units, or other transactions contemplated by this Agreement), then the approval of each Member (or of members owning a majority of each such class of Units, as the case may be) so adversely affected shall also be required.

                  13.2.3 In the event of an inconsistency or conflict between the provisions of this Agreement and any resolution adopted by the Members, such resolution shall be deemed an amendment to this Agreement and a waiver by the Members of the inconsistent or conflicting provision of this Agreement (except that provisions herein requiring a Supermajority Vote will be deemed amended only by a resolution adopted by a Supermajority Vote). Any waiver or consent, express, implied or deemed to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run. Except with respect to the matters described in the first sentence of this Section 13.2.3, all waivers and consents hereunder shall be in writing and shall be delivered to the Company and the Members in the manner set forth in Section 13.1 above. A Member may grant or withhold any waiver or consent in its absolute sole discretion.

         13.3 BINDING EFFECT; NO THIRD-PARTY BENEFICIARIES. Subject to the restrictions on Dispositions set forth herein, this Agreement is binding on and inures to the benefit of the Members and each Indemnified Person and their respective heirs, legal representatives, successors and assigns. Except as provided in Article XII hereof, nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties that this Agreement shall not be construed as a thirty-party beneficiary contract.

         13.4 GOVERNING LAW. This Agreement is governed by and shall be construed in accordance with the law of the State of California, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

         13.5 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         13.6 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it might have to maintain any action for partition of the property of the Company.

         13.7 MULTIPLE COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed in multiple counterparts with the same effect as if the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Upon the request of any party, any party who shall have delivered an executed counterpart of this Agreement by facsimile shall deliver a manually executed counterpart as well, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         13.8 ARBITRATION. Except in the case where the remedy sought is specific performance or other equitable relief, the parties to this Agreement agree that any and all legal disputes, controversies or claims arising out of or relating to this Agreement shall be resolved by binding arbitration at the local Orange County, California offices of the Judicial Arbitration & Mediation Services, Inc. ("J.A.M.S."). Judgment upon any determination or award may be entered in any court of competent jurisdiction. The parties may agree on a jurist from the J.A.M.S. panel. If they are unable to agree, J.A.M.S. will provide a list of three available panel members and each party may strike one. The remaining panel member will serve as the arbitrator. The aggrieved party may initiate arbitration by: (i) sending thirty (30) days written notice of an intention to arbitrate by registered or certified mail to all parties and to J.A.M.S.; and (ii) depositing with J.A.M.S. the advanced fees required by J.A.M.S. to initiate the arbitration process for the parties. The notice must contain a description of the dispute, the amount involved and the remedies sought. Upon notice of demand for arbitration, the parties agree to execute a submission agreement, provided by J.A.M.S., which agreement shall provided for discovery in accordance with the Federal Rules of Civil Procedure and for the Commercial Arbitration rules and procedures established by the American Arbitration Association. The prevailing party in any arbitration proceeding under this Section 13.8 shall be entitled to recover from the other reasonable attorneys' fees, costs and expenses in connection with such arbitration proceeding.

         13.9 ATTORNEYS' FEES. Subject to Section 13.8 above, in the event of any arbitration, litigation, or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and costs as determined by the arbitrator or other adjudicator.

         13.10 SUBMISSION TO JURISDICTION. Each of the Members hereby consents to the jurisdiction of any state or federal court located within the State of California, and, subject to the provisions of Section 13.8 above, irrevocably agrees that all actions or proceedings relating to this Agreement shall be instituted and heard by the courts of the State of California. Each Member hereby waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such courts and personal service of any and all proceedings upon it, and consents to any such service of process made in the manner provided herein for the giving of notices under this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     MEMBER:

                                     CHEROKEE INVESTOR PARTNERS, LLC

                                     By:  /s/ IAN SHAPIRO
                                          --------------------------------------

                                     Its:  President
                                          --------------------------------------

                                     MEMBER:

                                     By:  /s/ GANPAT PATEL
                                          --------------------------------------


                                              GANPAT PATEL, AS TRUSTEE OF THE
                                              PATEL FAMILY TRUST, DATED JULY 17,
                                              1987

                                     MEMBER:

                                     By:  /s/ MANJU PATEL
                                          --------------------------------------

                                              MANJU PATEL, AS TRUSTEE OF THE
                                              PATEL FAMILY TRUST, DATED JULY 17,
                                              1987

                                     MEMBER:

                                     By:   /s/ RITA PATEL
                                          --------------------------------------

                                              RITA PATEL, AS TRUSTEE OF THE
                                              GANPAT PATEL 1997 IRREVOCABLE
                                              TRUST I, DATED NOVEMBER 3, 1997

                                     MEMBER:

                                     By:  /s/ RITA PATEL
                                          --------------------------------------

                                              RITA PATEL, AS TRUSTEE OF THE
                                              GANPAT PATEL 1997 IRREVOCABLE
                                              TRUST II, DATED NOVEMBER 3, 1997

                                     MEMBER:

                                     By:  /s/ RITA PATEL
                                          --------------------------------------

                                              RITA PATEL, AS TRUSTEE OF THE
                                              GANPAT PATEL 1997 IRREVOCABLE
                                              TRUST III, DATED NOVEMBER 3, 1997

                                     MEMBER:

                                     By:   /s/ RITA PATEL
                                          --------------------------------------

                                              RITA PATEL, AS TRUSTEE OF THE
                                              MANJU PATEL 1997 IRREVOCABLE
                                              TRUST I, DATED NOVEMBER 3, 1997

                                     MEMBER:

                                     By:  /s/ RITA PATEL
                                          --------------------------------------

                                              RITA PATEL, AS TRUSTEE OF THE
                                              MANJU PATEL 1997 IRREVOCABLE
                                              TRUST II, DATED NOVEMBER 3, 1997

                                     MEMBER:

                                     By:  /s/ RITA PATEL
                                          --------------------------------------

                                              RITA PATEL, AS TRUSTEE OF THE
                                              MANJU PATEL 1997 IRREVOCABLE
                                              TRUST III, DATED NOVEMBER 3, 1997

                                       MEMBER:

                                       BIKOR CORPORATION

                                       By:    /s/ BAHECHAR S. PATEL
                                              ----------------------------------
                                       Its:   President
                                              ----------------------------------

                                   APPENDIX A
                                   ----------

Member Name                                Class A           Class B      Percentage       Capital            Capital
and Address                                 Units             Units       Interest         Contribution       Account**

Cherokee Investor Partners,                 2,400            237,600          60.00%              --
LLC
c/o GFI Energy Ventures LLC
12121 Wilshire Blvd.
Ste. 1375
Los Angeles, CA 90025

Ganpat I. Patel and Manju G.                1,200            28,800            7.50%              --
Patel, Trustees of the Patel
Family Trust dated July 17,
1987*

Rita Patel, Trustee of the                    0              15,000            3.75%              --
Ganpat Patel 1997 Irrevocable
Trust I dated November 3,
1997*

Rita Patel, Trustee of the                    0              15,000            3.75%              --
Ganpat Patel 1997 Irrevocable
Trust II dated November 3,
1997*

Rita Patel, Trustee of the                    0              15,000            3.75%              --
Ganpat Patel 1997 Irrevocable
Trust III dated November 3,
1997*

Rita Patel, Trustee of the                    0              15,000            3.75%              --
Manju Patel 1997 Irrevocable
Trust I dated November 3,
1997*

Rita Patel, Trustee of the                    0              15,000            3.75%              --
Manju Patel 1997 Irrevocable
Trust II dated November 3,
1997*

Rita Patel, Trustee of the                    0              15,000            3.75%              --
Manju Patel 1997 Irrevocable
Trust III dated November 3,
1997*

Bikor Corporation*                           400             39,600           10.00%              --
                                             ---             ------           ------
         Totals:                            4,000            396,000           100%

--------------------
* c/o Cherokee International, LLC, 2841Dow Avenue, Tustin, CA 92780 ** Capital Accounts to be determined.

                                   APPENDIX B
                                   ----------

                              MANAGEMENT COMMITTEE

Tony Bloom

Christopher S. Brothers

Stephen Kaplan

Kenneth King

Raymond Meyer

Bahechar S. Patel

Ganpat I. Patel

Ian A. Schapiro

                                       B-1